SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

EXHIBIT INDEX
to
Form 8-K Current Report

APA Enterprises, Inc.

Exhibit Number	Description
99.1	Schedule of Consolidated Balance Sheets Line Item Reclassification dated December 4, 2007

The effects of the restatement on the Consolidated Balance Sheets at March 31, 2007 and 2006, respectively are reflected in the following tables:

	As of March 31, 2007
	As Reported	Adjustment	As Restated
Cash and cash equivalents	$6,763,369	$(5,450,000)	$1,313,369
Available for sale securities	-	5,450,000	5,450,000

	As of March 31, 2006
	As Reported	Adjustment	As Restated
Cash and cash equivalents	$8,947,777	$(8,175,000)	$772,777
Available for sale securities	-	8,175,000	8,175,000

The effects of the restatement on the unaudited Consolidated Balance Sheets at June 30, 2007 reflected in the following table:

	As of June 30, 2007
	As Reported	Adjustment	As Restated
Cash and cash equivalents	$6,509,106	$(4,900,000)	$1,609,106
Available for sale securities	-	4,900,000	4,900,000